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                                                                Exhibit 99.23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 2-82544 on Form N-1A of Lord Abbett Mid-Cap Value Fund, Inc. of our report dated February 20, 2004 on the financial statements of Lord Abbett Mid-Cap Value Fund, Inc. for the year ended December 31, 2003 and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
April 26, 2004